As filed with the Securities and Exchange Commission on March 15, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

INTER-TEL, INCORPORATED

(Exact name of Registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation or organization)	1615 S. 52nd Street Tempe, AZ 85281 (Address of principal executive offices)	86-0220994 (I.R.S. Employer Identification Number)

1997 Long-Term Incentive Plan

(Full title of the plan)

Steven G. Mihaylo
Chairman of the Board of Directors and Chief Executive Officer
INTER-TEL, INCORPORATED
1615 S. 52nd Street
Tempe, AZ
(Name and address of agent for service)

(480) 449-8900
(Telephone number, including area code, of agent for service)

Copies to:
Robert G. Day, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
(650) 493-9300

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed
	Amount to	Offering Price Per	Maximum Aggregate	Amount of
Title of Securities to be Registered	be Registered	Share	Offering Price	Registration Fee
Common Stock, $.0001 par value, available for issuance under the 1997 Long-Term Incentive Plan	635,741	$29.57 (1)	$18,798,861.37	$2,381.82

TOTAL	635,741		$18,798,861.37	$2,381.82

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the average of the high and low price per share of the common stock as reported on the Nasdaq National Market on March 11, 2004.

PART II
Item 8. Exhibits.
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS
Exhibit 5.1
Exhibit 23.1

INTER-TEL, INCORPORATED

REGISTRATION STATEMENT ON FORM S-8

Statement Under General Instruction E – Registration of Additional Securities

     Inter-Tel, Incorporated (the “Registrant”) previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on March 28, 2002 (SEC File No. 333-85098) (the “Original Filing”). The Original Filing was filed in connection with, among other things, the Registrant’s 1997 Long-Term Incentive Plan, as amended (the “Plan”). This Registration Statement registers additional shares of the Registrant’s Common Shares to be issued pursuant to the Plan. The contents of the Original Filing, including periodic reports that the Registrant filed, or that it will file, after the Original Filing to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number
4.1*	1997 Long-Term Incentive Plan, as amended
5.1	Opinion of John L. Gardner
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (contained in Exhibit 5.1)
25.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-85098)

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on this 15th day of March, 2004.

INTER-TEL, INCORPORATED
By:	/s/ Kurt R. Kneip
Kurt R. Kneip

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kurt R. Kneip and John L. Gardner, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Steven G. Mihaylo Steven G. Mihaylo	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 11, 2004
/s/ Craig W. Rauchle Craig W. Rauchle	Executive Vice President and Chief Operating Officer	March 11, 2004
/s/ Norman Stout Norman Stout	Executive Vice President and Chief Administrative Officer	March 11, 2004
/s/ Kurt R. Kneip Kurt R. Kneip	Chief Financial Officer	March 11, 2004
/s/ J. Robert Anderson J. Robert Anderson	Director	March 11, 2004
/s/ Jerry W. Chapman Jerry W. Chapman	Director	March 11, 2004
/s/ Gary Edens Gary Edens	Director	March 11, 2004
/s/ C. Roland Haden C. Roland Haden	Director	March 11, 2004

     Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on March 15, 2004.

Inter-Tel, Incorporated 1997 Long-Term Incentive Plan

By:	/s/ Kurt R. Kneip

Kurt R. Kneip
Plan Administrator
March 15, 2004

INDEX TO EXHIBITS

Exhibit
Number	Description
4.1*	1997 Long-Term Incentive Plan, as amended
5.1	Opinion of John L. Gardner, General Counsel
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (contained in Exhibit 5.1)
25.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-85098)